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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): JULY 5, 1999



                         VALUEVISION INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)



            MINNESOTA                 0-20243               41-1673770
  (State or Other Jurisdiction    (Commission File        (IRS Employer
        of Incorporation)             Number)           Identification No.)




6740 SHADY OAK ROAD, MINNEAPOLIS, MN                           55344-3433
  (Address of Principal Executive Offices)                     (Zip Code)


       Registrant's telephone number, including area code: (612) 947-5200


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 5.  OTHER EVENTS.

(A)


             VALUEVISION AND ECHOSTAR ANNOUNCE MULTI-YEAR AGREEMENT
          TO CARRY VALUEVISION ON ECHOSTAR'S DIGITAL TELEVISION SERVICE

      FIVE-YEAR AGREEMENT, IN CONJUNCTION WITH OTHER DISTRIBUTION EFFORTS, INCREASES CARRIAGE OF VALUEVISION TO AN ADDITIONAL 3.6 MILLION HOMES

        On July 5, 1999, ValueVision International, Inc. ("ValueVision") and EchoStar Communications Corporation ("EchoStar") announced a multi-year agreement for EchoStar to carry ValueVision's home shopping network, effective immediately.

        This five-year deal increased ValueVision's reach from 16 million households to approximately 18 million full-time equivalent subscribers across the United States.

        Colorado-based EchoStar is one of the leading direct broadcast satellite television providers and DBS (Direct Broadcast Satellite) equipment designers and manufacturers. ValueVision's programming will be transmitted via EchoStar's state-of-the-art DISH Network DBS system, which currently serves over 2.4 million customers and is rapidly growing.

        EchoStar Communications Corp., includes the following interrelated business units:

o DISH NETWORK is EchoStar's state-of-the-art DBS System that offers customers over 300 channels of digital video and CD-quality audio programming, fully MPEG/DVB compliant hardware and installation.
o ECHOSTAR TECHNOLOGIES CORPORATION (ETC, formerly HTS(TM) Houston Tracker Systems, Inc.), designs, manufactures and distributes DBS set-top boxes, antennas and other digital equipment for DISH Network and various international customers that include ExpressVu Canada and Telefonica's Via Digital system in Spain. ETC also provides uplink-center design, construction oversight find project-integration services for customers internationally.
o SATELLITE SERVICES provides the delivery of video, audio and data services to business television customers and other satellite users. These services include satellite uplink, satellite transponder space-usage and other services. Satellite Services also administers Sky Vista, a direct broadcast satellite service offering up to 27 channels of popular digital satellite television programming to viewers in Alaska, Hawaii, Puerto Rico and the US Territories in the Caribbean.

DISH Network currently serves over 2.4 million customers. DISH Network is a trademark of EchoStar Communications Corporations. HTS is a trademark of Houston Tracker Systems, Inc. DISH Network is located on the Internet at:
www.dishnetwork.com.




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(B)             VALUEVISION AND NBC ANNOUNCE MULTI-YEAR AGREEMENT
          TO CARRY VALUEVISION ON DIRECTV'S DIGITAL TELEVISION SERVICE

      MULTI-YEAR AGREEMENT, IN CONJUNCTION WITH OTHER DISTRIBUTION EFFORTS,
               INCREASES CARRIAGE OF VALUEVISION BY MORE THAN 50%

        On July 6, 1999 ValueVision and NBC announced a long-range, multi-year agreement for DIRECTV to begin carriage of ValueVision's home shopping network, effective July 31, 1999.

        This multi-year deal, in conjunction with the EchoStar transaction, ensures that ValueVision will increase its reach to approximately 23 million full-time equivalent subscribers across the United States. This represents more than a 50% increase in homes that receive ValueVision as part of their cable or satellite service.

        DIRECTV is the nation's leading provider of digital television entertainment service with more than 7 million customers, including customers subscribing to the recently acquired PRIMESTAR medium-power direct broadcast satellite service. DIRECTV is a registered trademark of DIRECTV, Inc., a unit of Hughes Electronics Corporation.

        NBC is a global company with broadly diverse holdings. NBC owns and operates the NBC Television Network as well as thirteen television stations. In the United States, NBC owns CNBC, operates MSNBC in partnership with Microsoft and maintains equity interests in Arts & Entertainment and The History Channel. NBC also has an equity state in Rainbow programming Holdings, a leading media company with a wide array of entertainment and sports cable channels, including the Madison Square Garden network, and ValueVision International. Internationally, NBC owns and operates CNBC: A Service of NBC and Dow Jones in partnership with Dow Jones & Company in Europe and Asia. In partnership with National Geographic and Fox/BskyB, the networks owns and operates the National Geographic Channel in Europe and Asia.

        NBC holds equity stakes in CNET, Talk City, iVillage, Telescan, Hoover's Sandpiper Networks and 24/7 Media. Several of NBC's Internet assets are slated to be merged with Snap.com, the Internet portal and XOOM.com, Inc. (NASDAQ:
XMCM), the community-based site on the Web and a leading direct e-commerce services company, to form the seventh-largest Internet site and the first publicly traded Internet company, integrated with a major broadcaster. The new company, to be called NBC Internet (NBCi), will use Snap.com as its umbrella consumer brand, integrating broadcast, portal, and e-commerce services. With Microsoft, NBC owns and operates MSNBC, a 24-hour cable news network and Internet news services at www.msnbc.com. Also, together with Microsoft and Dow Jones, NBC operates CNBC/Dow Jones Business Video, offering video- and audio-based financial news and information to financial professionals and institutions. Other new media innovations from NBC include interactive television initiatives with Microsoft WebTV for Windows and WebTV Plus, TiVo, Wink-enhanced programming with Wink Communications, NBC Intercast with Intel, electronic program guides with Gemstar and on-demand video services with Intertainer.



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(C)         NBC AND GE EQUITY INCREASE STAKES IN VALUEVISION TO 39.9%
                THROUGH ADDITIONAL $175 MILLION EQUITY INVESTMENT

        On July 7, 1999, ValueVision announced that NBC and GE Equity (NYSE: GE) increased their stake in ValueVision to 39.9% by exercising their warrants and purchasing approximately $175 million of stock.

        In March 1999, NBC, GE Equity and ValueVision entered into a strategic alliance designed to help increase the cable distribution of ValueVision's television home-shopping network and to jointly explore the development of future Internet and electronic commerce opportunities. At that time, NBC and GE Equity purchased approximately 19.9% of ValueVision, involving $44 million in preferred stock and a warrant to acquire 1,450,000 shares of ValueVision common stock at $8.29 per share. NBC and GE Equity also received one seat each on ValueVision's board.

        GE Equity, a subsidiary of GE Capital, is the private equity arm of GE, and has over 40 diversified investments in Internet and e-commerce companies. These include iXL, CFN, Realtor.com, StarMedia, Preview Travel, autobytel.com and others. GE Capital, with assets of more than US$300 billion, is a global, diversified financial services company with 28 specialized businesses. A wholly-owned subsidiary of General Electric Company, GE Capital, based in Stamford, CT, provides equipment management, mid-market and specialized financing, specialty insurance and a variety of consumer services, such as car leasing, home mortgages and credit cards, to businesses and individuals around the world. GE is a diversified manufacturing, technology and services company with operations worldwide.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           VALUEVISION INTERNATIONAL, INC.

                                           By:   s/ Edwin Pohlman
                                              ---------------------------------
                                                    Edwin Pohlman
Date: August 3, 1999                       Executive Vice President and Chief
                                                    Operating Officer





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